UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 FORM 8-K

                              CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 30, 1998

                            WIRELESS ONE, INC.
            (Exact name of registrant as specified in its charter)


        Delaware                  0-26836                       72-1300837
(State or other jurisdiction  (Commission file number)         (IRS Employer
of incorporation)                                         Identification No.)



1080 River Oaks Drive, Suite A150, Jackson, Mississippi            39208
(Address of principal executive office)                          (Zip Code)



 Registrant's telephone number, including area code:
                   (601) 936-1515









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               ITEM 5.   OTHER EVENTS.

On  July 30, 1998, Wireless One, Inc. (the "Company")
commenced  a  solicitation  of  consents from certain
holders of its 13% Senior Notes due  October 15, 2003
and its 13 1/2 % Senior Discount Notes due August  1,
2006  (together,  the  "Notes")  to certain  proposed
amendments  to  the indentures governing  such  Notes
(the "Indentures")  in order to permit the Company to
borrow, and its subsidiaries  to  guarantee,  in each
case on a secured basis, pursuant to a proposed  note
facility  from  Merrill Lynch Global Allocation Fund,
Inc. (the "MLGAF  Facility")  set  forth in a consent
solicitation  letter,  dated  July  30,   1998   (the
"Consent Solicitation Letter"), from the Company to such holders. This Form 8-K is qualified in its entirety by the text of the Consent Solicitation
Letter (and related materials relating to the consent solicitation), which is filed as an exhibit hereto and incorporated by reference herein. The Indentures permit the borrowings and guarantees under a "Bank
Credit  Facility,"  as  defined  in  the  Indentures.
Although the Company believes the MLGAF Facility represents the best source of financing available to the Company at this time, the MLGAF Facility may not meet the definition of Bank Credit Facility in the Indentures. As described in the Consent Solicitation
Letter, the Company is seeking to secure commitments with respect to the MLGAF Facility and there can be no assurance that the MLGAF Facility can be obtained even if the consent solicitation is successful.









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ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

          (c) Exhibits.
EXHIBIT NO.                     DESCRIPTION

4.1 Indenture between the Company and United States Trust Company of New York, as Trustee, dated October 24, 1995(1)
4.2 Supplemental Indenture between the Registrant and United States Trust Company of New York, as trustee, dated July 26, 1996(2)
4.3 Indenture between the Company and United States Trust Company of New York, as Trustee, dated August 12, 1996(2)
99.1 Consent Solicitation Letter (and related materials relating to the consent solicitation) sent by the Registrant to holders of the Registrant's 13% Senior Notes due October 15, 2003 and its
            13 1/2 % Senior Discount Notes due August  1, 2006.



(1) Incorporated herein by reference from the Registrant's Registration Statement on Form S-1
(Registration Number 33-94942) as declared effective by the commission on October 18, 1995.

(2) Incorporated herein by reference from the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1996.










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                     SIGNATURES

          Pursuant to the requirements of the
Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                   WIRELESS ONE, INC.



Date: July 30, 1998                /S/ HENRY M. BURKHALTER
                                   Henry M. Burkhalter
                                   Chief Executive Officer











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